PORTLAND GENERAL ELECTRIC COMPANY



                                and



                       THE BANK OF NEW YORK
                            as Trustee

                    ___________________________


                   FIRST SUPPLEMENTAL INDENTURE
                    Dated as of October 1, 1995


                                to


                             INDENTURE


                   Dated as of September 1, 1995

                    ___________________________


    8-1/4% Junior Subordinated Deferrable Interest Debentures, Series A

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          FIRST SUPPLEMENTAL INDENTURE, dated as of the 1st day of October,
 1995 (the "First Supplemental Indenture"), between PORTLAND GENERAL ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the State of Oregon (hereinafter sometimes referred to as the "Company"), and THE BANK OF NEW YORK, a New York banking corporation organized and existing under the laws of the State of New York, as trustee (hereinafter sometimes referred to as the "Trustee") under the Indenture dated as of September 1, 1995 between the Company and the Trustee (the "Indenture"). All terms used and not defined herein are used as defined in the Indenture.

          WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of its junior subordinated debentures (the "Debentures"), which Debentures are to be issued from time to time in such series as may be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered thereunder as in the Indenture provided; and

          WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Debentures to be known as its 8-1/4% Junior Subordinated Deferrable Interest Debentures, Series A (such series being hereinafter referred to as the "Series A Debentures"), the form and substance of such Series A Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture; and

          WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument, in accordance with its terms, and to make the Series A Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

          NOW, THEREFORE, in consideration of the purchase and acceptance of the Series A Debentures by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Series A Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                            ARTICLE ONE

      General Terms and Conditions of the Series A Debentures

          SECTION 1.01. There shall be and is hereby authorized a series of Debentures designated the "8-1/4% Junior Subordinated Deferrable Interest Debentures, Series A," limited in aggregate principal amount to $75,000,000, which amount shall be as set forth in any Company Order for the authentication and delivery of Series A Debentures. The Series A Debentures shall mature and

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 the principal shall be due and payable,
 together with all accrued and unpaid interest thereon, on December 31, 2035, and shall be issued in the form of registered Series A Debentures without coupons.

          SECTION 1.02. The Series A Debentures shall be issued as a Global Debenture and registered in the name of the Depository or its nominee. The Depository for the Series A Debentures shall be The Depository Trust Company, New York, New York, subject to the appointment of a successor Depository as provided in the Indenture. Series A Debentures represented by the Global Debenture will not be exchangeable for, and will not otherwise be issuable as, Series A Debentures in certificated form, except in the event that the Company discontinues its use of a Depository or in the event of an Event of Default with regard to the Series A Debentures. Principal of and interest on the Series A Debentures issued in certificated form will be payable, the transfer of such Series A Debentures will be registrable and such Series A Debentures will be exchangeable for Series A Debentures bearing identical terms and provisions at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York; provided, however, that payment of interest may be made at the option of the Company
 (i) by check mailed to the registered holder at such address as shall appear in the Debenture Register or (ii) upon request of the holder as provided in the Indenture by wire transfer to an account maintained by the registered holder as specified in the Debenture Register. The Trustee will act as paying agent for the Series A Debentures so long as the Series A Debentures are represented by a Global Debenture, and otherwise until changed by the Company in the manner provided in the Indenture. Payments of principal of and interest on the Series A Debentures issued as a Global Debenture will be made to the Depository.

          SECTION 1.03. Each Series A Debenture will bear interest at the rate of 8-1/4% per annum from and including the original date of issuance or from the most recent Interest Payment Date referred to below to which interest has been paid or duly provided for until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum, payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year (each, an "Interest Payment Date"), commencing on December 31, 1995, to the person in whose name such Series A Debenture or any Predecessor Debenture of a Series A Debenture is registered at the close of business on the Business Day next preceding each such Interest Payment Date (each, a "Record Date"); provided, however, that if the Series A Debentures shall not remain in the form of a Global Debenture, the Company shall have the right to select another record date, which shall be any day prior to, but not more than 15 days preceding, an Interest Payment Date. Any such interest installment not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the

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 registered holder on the relevant Record Date, and may be paid to the person in whose name the Series A Debenture (or one or more predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of the Series A Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series A Debentures may then be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture; provided, however, that interest (other than interest described in the next sentence) shall not be considered payable by the Company on any Interest Payment Date falling within an Extension Period (as defined in
 Section 3.01 below), unless the Company has elected to make a full or partial payment of interest accrued on the Series A Debentures on that Interest Payment Date. Any partial payment of interest accrued on the Series A Debentures on any Interest Payment Date falling within an Extension Period shall be paid pro rata to the registered holders of such Debentures on the relevant Record Date in respect of such Interest Payment Date, determined in accordance with Section 3.01 of this First Supplemental Indenture, based upon the principal amount of Series A Debentures then held by such registered holders.

          The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period shorter than a full calendar month, on the basis of the actual number of days elapsed in such period. In the event that any date on which interest is payable on the Series A Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

                            ARTICLE TWO

               Redemption of the Series A Debentures

          Subject to the terms of Article Three of the Indenture, the Company shall have the right to redeem the Series A Debentures, in whole or in part, from time to time, on or after October 10, 2000, at a redemption price equal to 100% of the principal amount of Series A Debentures to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption. If the Series A Debentures are only partially redeemed pursuant to this Section, the Series A Debentures will be redeemed by lot or by any other method utilized by the Trustee.

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                           ARTICLE THREE

               Extension of Interest Payment Period

          SECTION 3.01. Subject to Section 4.06 of the Indenture, so long as there shall not be an Event of Default with respect to the payment of interest on the Series A Debentures, the Company shall have the right, at any time during the term of the Series A Debentures, to extend any interest payment period of such Series A Debentures at any time and from time to time for a period not to exceed 20 consecutive calendar quarters from the last Interest Payment Date to which interest was paid in full (each, an "Extension Period"), provided that such Extension Period ends on another Interest Payment Date. No interest shall be due and payable during an Extension Period, but on the Interest Payment Date occurring at the end of each Extension Period the Company shall pay to the holders of record on the Record Date for such Interest Payment Date (regardless of who the holders of record may have been on other dates during such Extension Period) all accrued and unpaid interest on the Series A Debentures, together with interest thereon compounded quarterly at the rate specified for the Series A Debentures. Prior to the termination of any Extension Period, the Company may pay all or (subject to the last sentence of the first paragraph of Section 1.03 above) any portion of the interest accrued on the Series A Debentures on any Interest Payment Date to holders of record on the Record Date for that Interest Payment Date or may from time to time further extend such Extension Period, provided that any such Extension Period, together with all such previous and further extensions thereof, shall not exceed 20 consecutive calendar quarters. If the Company shall elect to pay all of the interest accrued on the Series A Debentures on an Interest Payment Date during an Extension Period, that Extension Period shall automatically terminate on that Interest Payment Date. Upon the termination of an Extension Period and the payment of all amounts of interest then due, the Company may commence a new Extension Period, subject to the foregoing requirements.

          SECTION 3.02. The Company shall give the Trustee written notice of (i) any election by the Company to initiate an Extension Period and the duration thereof, (ii) any election by the Company to extend an Extension Period beyond the Interest Payment Date on which that Extension Period is then scheduled to terminate and the duration of such extension and (iii) any election by the Company to make a full or partial payment of interest accrued on the Series A Debentures on any Interest Payment Date during an Extension Period and the amount of such payment. In no event shall such notice by the Company be given less than 15 Business Days prior to the later of (A) the Record Date next preceding the applicable Interest Payment Date and (B) five Business Days prior to such Interest Payment Date. Upon receipt of any such notice, the Trustee shall give written notice of the Company's election by mail to the Series A Debentureholders not less than 10 Business Days prior to such Interest Payment Date. The Company shall make a public announcement of any such election in accordance with New York

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 Stock Exchange rules not less than five Business Days prior to such Record
 Date.

                           ARTICLE FOUR

                    Form of Series A Debenture

          The Series A Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                    [FORM OF FACE OF DEBENTURE]

          This Debenture is a Global Debenture within the meaning of the Indenture (as defined hereinafter) and is registered in the name of a Depository or a nominee of a Depository. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances described in the Indenture.

          Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of The Depository Trust Company, and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

 No. _________________________               $___________________

 CUSIP No. ___________________


     8-1/4% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE,
                             SERIES A


          Portland General Electric Company, a corporation duly organized and existing under the laws of the State of Oregon (herein referred to as the "Company", which term includes any successor corporation under the Indenture), for value received, hereby promises to pay to_____________________________, or registered assigns, the principal sum of $75,000,000 on December 31, 2035, and to pay interest on such principal sum from and including _______________ ______, 1995 or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, payable quarterly in arrears on March 31, June 30,

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 September 30, and December 31 of each year,
 commencing on December 31, 1995, at the rate of 8-1/4% per annum until the principal hereof shall have become due and payable and on any overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months and, for any period shorter than a full calendar month, on the basis of the actual number of days elapsed in such period. In the event that any date on which interest is payable on this Debenture is not a Business Day, as defined in the Indenture, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Debentures, as defined in the Indenture) is registered at the close of business on the Business Day next preceding that Interest Payment Date (each, a "Record Date"); provided, however, that if this Debenture shall not remain in the form of a Global Debenture, the Company shall have the right to select another record date, which shall be any day prior to, but not more than 15 days preceding, an Interest Payment Date. Any such interest installment not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered holder on the relevant Record Date, and may be paid to the person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which Debentures of this series may then be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture; provided, however, that interest shall not be considered payable by the Company on any Interest Payment Date falling within an Extension Period (as defined below), unless the Company has elected to make a full or partial payment of interest accrued on this Debenture on that Interest Payment Date. Any partial payment of interest accrued on this series of Debentures on any Interest Payment Date falling within an Extension Period shall be paid pro rata to the registered holder of this Debenture on the relevant Record Date in respect of such Interest Payment Date (determined as hereinafter provided) based upon the principal amount of this Debenture in relation to the aggregate principal amount of all Debentures of this series then Outstanding, as defined in the Indenture. The principal of and the interest on this Debenture shall be payable at the office or agency of the Company

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 maintained for that purpose in the Borough of
 Manhattan, The City of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Debenture Register or, with respect to a registered holder who has delivered a written request to the Trustee at least 14 days prior to the relevant Interest Payment Date electing to have payments made by wire transfer to a designated account in the United States, by wire transfer of immediately available funds to such designated account.

          The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee its attorney-in-fact for any and all such purposes. Each holder hereof, by its acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon those provisions.

          This Debenture shall not be entitled to any benefit under the Indenture, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

          The provisions of this Debenture are continued [below] [on the reverse side hereof] and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

 Dated:  _________________________

                                PORTLAND GENERAL ELECTRIC COMPANY

                                By ______________________________
                                   Its:
 Attest:


 ____________________________
     [Assistant] Secretary

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
              [FORM OF CERTIFICATE OF AUTHENTICATION]
                   CERTIFICATE OF AUTHENTICATION

          This is one of the Debentures of the series of Debentures described in the within-mentioned Indenture.


 THE BANK OF NEW YORK              ______________________________
     as Trustee             or        as Authentication Agent


 By ______________________         ______________________________
    Authorized Signatory                Authorized Signatory

                  [FORM OF REVERSE OF DEBENTURE]

          This Debenture is one of a duly authorized series of debentures of the Company (herein sometimes referred to as the "Debentures"), specified in the Indenture (as defined below), all issued or to be issued in one or more series under and pursuant to an Indenture dated as of September 1, 1995 duly executed and delivered between the Company and THE BANK OF NEW YORK, a New York banking corporation duly organized and existing under the laws of the State of New York, as Trustee (herein referred to as the "Trustee"), as supplemented by the First Supplemental Indenture dated as of October 1, 1995 between the Company and the Trustee (such Indenture as so supplemented being hereinafter referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Company and the holders of the Debentures. By the terms of the Indenture, the Debentures are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This series of Debentures is limited in aggregate principal amount as specified in the First Supplemental Indenture.

          Subject to the terms of Article Three of the Indenture, the Company shall have the right to redeem the Debentures of this series at the option of the Company, without premium or penalty, in whole or in part at any time and from time to time on or after October 10, 2000 (an "Optional Redemption"), at a redemption price equal to 100% of the principal amount of the Debentures of this series to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption. If the Debentures of this series are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures of this series will be redeemed by lot or by any other method utilized by the Trustee.

          In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.

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          In case an Event of Default, as defined in the Indenture, with respect to the Debentures of this series shall have occurred and be continuing, the principal of all of the Debentures of this series may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Debentures of this series upon compliance by the Company with certain conditions set forth therein.

          The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time Outstanding, to execute supplemental indentures for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debentures of any series, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest thereon or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Debenture so affected or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Debenture then Outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Debentures of all series at the time Outstanding affected thereby, on behalf of the holders of the Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Debentures of such series, which default may be waived by the unanimous consent of the holders affected. Any such consent or waiver by the registered holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

          No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

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          Subject to Section 4.06 of the Indenture, so long as the Company shall not be in default in the payment of interest on this series of Debentures, the Company shall have the right, at any time during the term of this series of Debentures, to extend any interest payment period of this series of Debentures at any time and from time to time for a period not to exceed 20 consecutive calendar quarters from the last Interest Payment Date to which interest was paid in full (each, an "Extension Period"), provided that such Extension Period ends on another Interest Payment Date. No interest shall be due and payable during an Extension Period, but on the Interest Payment Date occurring at the end of each Extension Period the Company shall pay to the holders of record on the Record Date for such Interest Payment Date (regardless of who the holders of record may have been on other dates during such Extension Period) all accrued and unpaid interest on this series of Debentures, together with interest thereon, compounded quarterly, at the rate specified for this series of Debentures. Prior to the termination of any Extension Period, the Company may pay all or (subject to the provisions concerning pro rata payment in the penultimate sentence of the first paragraph [on the face] of this Debenture) any portion of the interest accrued on this series of Debentures on any Interest Payment Date to holders of record on the Record Date for that Interest Payment Date or may from time to time further extend such Extension Period, provided that any such Extension Period, together with all such previous and further extensions thereof, shall not exceed 20 consecutive calendar quarters. If the Company shall elect to pay all of the interest accrued on this series of Debentures on an Interest Payment Date during an Extension Period, that Extension Period shall automatically terminate on that Interest Payment Date. Upon the termination of an Extension Period and the payment of all amounts of interest then due, the Company may commence a new Extension Period, subject to the foregoing requirements.

          As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Debenture Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Company designated for such purpose in the Borough of Manhattan, The City of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by the registered holder hereof or its attorney duly authorized in writing and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

          Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and any Debenture Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this

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

 Debenture shall be overdue and
 notwithstanding any notice of ownership or writing hereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal hereof, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debenture Registrar shall be affected by any notice to the contrary.

          No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

          This Global Debenture is exchangeable for Debentures in certificated form only under certain limited circumstances set forth in the Indenture. The Debentures of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Debentures of this series so issued are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the holder surrendering the same.

          All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                           ARTICLE FIVE

               Original Issue of Series A Debentures

          Series A Debentures in the aggregate principal amount of $75,000,000 may, upon execution of this First Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver such Debentures to the Company or upon a Company Order, without any further action by the Company.

                            ARTICLE SIX

                     Miscellaneous Provisions

          SECTION 6.01. Except as otherwise expressly provided in this First Supplemental Indenture or in the form of Series A Debenture or otherwise clearly required by the context hereof or thereof, all terms used herein or in the form of Series A

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

 Debenture that are defined in the
 Indenture shall have the several meanings respectively assigned to them thereby.

          SECTION 6.02. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

          SECTION 6.03. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture or of the Series A Debentures.

          SECTION 6.04. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                               PORTLAND GENERAL ELECTRIC COMPANY

                               By:  /s/ Joseph M. Hirko
                                    Its:  Senior Vice President,
                                          Finance

 Attest:


  /s/ Steven F. McCarrel
       Assistant Secretary

                               THE BANK OF NEW YORK, as Trustee


                               By:  Vivian Georges



 Attest:



 _______________________________




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